SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           Liberty Technologies, Inc.
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                      same
      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11(l).

     1)   Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------------
     5)   Total fee paid:
          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ---------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
          ---------------------------------------------------------------------
     3)   Filing Party:
          ---------------------------------------------------------------------
     4)   Date Filed:
          ---------------------------------------------------------------------

                           LIBERTY TECHNOLOGIES, INC.
                                 555 NORTH LANE
                        CONSHOHOCKEN, PENNSYLVANIA 19428

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 10, 1997

To our Shareholders:

     The Annual Meeting of Shareholders of Liberty Technologies, Inc. (the "Company") will be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on Tuesday, June 10, 1997, at 10:30 a.m. (Eastern Daylight time), for the following purposes:

          1. To elect five directors, constituting the entire Board of Directors of the Company;

          2. To consider and act upon a proposal by the Board of Directors to ratify the appointment of Arthur Andersen LLP as independent certified public accountants for the Company for its fiscal year ending December 31, 1997; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 22, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     It is important that as many shareholders as practicable be represented at the meeting. Consequently, whether or not you now expect to attend the meeting in person, please complete, date and sign the enclosed proxy card and return it as soon as possible to the Company in the accompanying envelope, which requires no postage if mailed in the United States.

     THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                                         By Order of the Board of Directors


                                                     [SIG GRAPH]


                                                  JAMES D. ROSENER
                                                     Secretary

Dated: April 29, 1997

                           LIBERTY TECHNOLOGIES, INC.
                                 555 NORTH LANE
                        CONSHOHOCKEN, PENNSYLVANIA 19428
                                PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS--JUNE 10, 1997

     This Proxy Statement is furnished to the shareholders of Liberty Technologies, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting"). The Annual Meeting will be held on Tuesday, June 10, 1997, at the time and place and for the purposes set forth on the attached Notice of Annual Meeting of Shareholders. The executive offices of the Company are located at 555 North Lane, Conshohocken, Pennsylvania 19428.

     The approximate date upon which this Proxy Statement, the accompanying form of Proxy and the Company's Annual Report to its Shareholders are to be mailed to shareholders is April 29, 1997.

     All shares represented by properly executed proxies will be voted in accordance with directions on the proxies. If no direction is indicated, the shares will be voted at the Annual Meeting FOR the election of the named nominees for directors and FOR the ratification of the appointment of Arthur Andersen LLP as independent certified public accountants for the Company for its fiscal year ending December 31, 1997. A shareholder executing and returning a proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Board of Directors does not know of any matters to be brought before the Meeting other than the items set forth in the foregoing Notice. The enclosed proxy card confers discretionary authority to the Board-appointed persons named therein to vote on any other matter that is properly presented for action at the Annual Meeting.

     Cost of solicitation of proxies by the Board of Directors is to be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telecopier transmission by the directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at the close of business on April 22, 1997 will be entitled to vote at the Annual Meeting. On that date, 4,999,116 shares of Common Stock, the only outstanding voting securities of the Company, were issued and outstanding. Each share is entitled to one vote. A majority of the voting power of the outstanding shares of capital stock of the Company, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Action on the other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

  Security Ownership of Certain Beneficial Owners and Management

     The table below sets forth, as of April 22, 1997, certain information regarding the beneficial ownership of the Company's Common Stock by each shareholder known to the Company to be the beneficial owner of more than 5% of the Common Stock, each of the Company's directors and the executive officers named in the Company's Summary Compensation Table, and all directors and executive officers as a group.

                                                    SHARES BENEFICIALLY
                                                           OWNED
NAME AND ADDRESS OF                                ----------------------
 BENEFICIAL OWNER(1)                                NUMBER      PERCENT
--------------------                               ---------  -----------

Edison Venture Fund, L.P.(2) .....................   407,972         8.2%
997 Lenox Drive #3
Lawrenceville, NJ 08648

Richard J. Defieux(2) ............................   420,472         8.4%
Edison Venture Fund, L.P.
997 Lenox Drive #3
Lawrenceville, NJ 08648

Wellington Management Company(3) .................   490,000         9.8%
75 State Street
Boston, MA 02109

The Kauffman Fund, Inc.(4) .......................   350,000         7.0%
140 East 45th Street, 43rd Floor
New York, New York 10017

Robert L. Leon(5).................................   265,743         5.3%

R. Nim Evatt(6)...................................   263,110         5.3%

John A. Hinds(7)..................................    13,700           *

Daniel G. Clare(8)................................    12,500           *

James D. Rosener(9) ..............................    10,000           *
Pepper, Hamilton & Scheetz LLP
1235 Westlakes Drive, Suite 400
Berwyn, PA 19312

All executive officers and directors
as a group (6 persons)(10)........................   985,525        19.7%

------------------
* Represents less than 1% of the outstanding shares of Common Stock.

 (1) The address of Messrs. Leon, Evatt, Hinds, and Clare is c/o Liberty Technologies, Inc., 555 North Lane, Conshohocken, PA 19428.

 (2) As reported in a Schedule 13G dated February 12, 1997 and filed with the Securities and Exchange Commission. Mr. Defieux is a General Partner of Edison Partners, L.P., the general partner of Edison Venture Fund, L.P. Mr. Defieux, together with the other general partners of Edison Partners, L.P., shares voting and investment power with respect to the shares owned by Edison Venture Fund, L.P. Mr. Defieux

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     does not own any outstanding shares of Common Stock in his individual capacity and disclaims beneficial ownership of the shares held by Edison Venture Fund, L.P. except as to his proportionate partnership interest therein. Also includes, with respect to Mr. Defieux, stock options granted by the Company which are currently exercisable or exercisable within 60 days of April 22, 1997 to purchase 12,500 shares of Common Stock.

 (3) As reported in a Schedule 13G dated January 24, 1997 and filed with the Securities and Exchange Commission.

 (4) As reported in a Schedule 13G dated December 31, 1996 and filed with the Securities and Exchange Commission.

 (5) Includes stock options granted by the Company which are currently exercisable or exercisable within 60 days of April 22, 1997 to purchase 63,700 shares of Common Stock.

 (6) Includes stock options granted by the Company which are currently exercisable or exercisable within 60 days of April 22, 1997 to purchase 259,250 shares of Common Stock.

 (7) Includes stock options granted by the Company which are currently exercisable or exercisable within 60 days of April 22, 1997 to purchase 12,500 shares of Common Stock.

 (8) Includes stock options granted by the Company which are currently exercisable or exercisable within 60 days of April 22, 1997 to purchase 12,500 shares of Common Stock.

 (9) Includes stock options granted by the Company which are currently exercisable or exercisable within 60 days of April 22, 1997 to purchase 10,000 shares of Common Stock.

(10) Includes the shares held of record by Edison Venture Fund, L.P., which is represented on the Board of Directors by Mr. Defieux, and stock options granted by the Company which are currently exercisable or exercisable within 60 days of April 22, 1997 to purchase 370,450 shares of Common Stock.

  Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required under regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements were satisfied.

                      NOMINATION AND ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     At the Annual Meeting, all five of the current members of the Board of Directors will be elected to hold office until the next annual meeting of shareholders and until their successors are elected and have qualified. Unless the proxy received pursuant to this solicitation contains contrary instructions, the persons appointed therein shall vote all proxies received by them for the election of the five nominees named below.

     Each nominee has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee should decline or become unavailable to stand for election for any presently unforeseen reason, the persons appointed in the form of proxy will vote for such other person as may be designated by the present Board of Directors. The information contained in this Proxy Statement concerning the nominees and their security holdings has been furnished by them to the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW.

  Nominees

     Set forth below is the name, age, position with the Company and biographical information concerning each nominee, as of April 22, 1997.

NAME                                    AGE  POSITION WITH THE COMPANY
----                                    ---  -------------------------

R. Nim Evatt(1).....................     55  President, Chief Executive Officer
                                             and Chairman of the Board

Robert L. Leon......................     56  Director

Richard J. Defieux(1)(2)............     45  Director

John A. Hinds(1)(2).................     60  Director

James D. Rosener(1)(2)..............     41  Director

------------------
(1) Member of the Compensation and Benefits Committee
(2) Member of the Audit Committee

     R. Nim Evatt has been a director of the Company since October 1991 and Chairman of the Board since April 1992. He joined the Company as Executive Vice President and Chief Operating Officer in April 1991 and was elected President and Chief Executive Officer in October 1991. From 1988 to 1990, Mr. Evatt was President of ICC Technologies, Inc., which develops, manufactures and markets co-generation and desiccant cooling systems.

     Robert L. Leon co-founded the Company in 1984 and served as Vice President and Chief Technical Officer from its inception until his retirement in January 1996. Mr. Leon has been a director of the Company from its inception until 1990 and from 1991 until the present. Mr. Leon is currently employed by the Company on a part-time basis.

     Richard J. Defieux has been a director of the Company since October 1987. Mr. Defieux is a General Partner of Edison Partners, L.P., which is the General Partner of Edison Venture Fund, L.P., a private venture capital firm. Prior to joining Edison in 1987, he was a General Partner of Princeton/Montrose Partners, a venture capital firm. Mr. Defieux serves as a member of the Board of Strategic Diagnostics and a number of private companies in which the Edison Venture Funds have invested.

     John A. Hinds has been a director since December 1993. Mr. Hinds was the Executive Vice President of VeriFone, Inc., a computer company, from 1993 until his retirement in 1996. Between April 1987 and March 1993, Mr. Hinds was the President of AT&T International, a division of AT&T.

     James D. Rosener has been a director since December 1994. He is a partner with the firm of Pepper, Hamilton & Scheetz LLP where he has practiced law since 1986. Mr. Rosener serves on the Boards of Directors of Bonney Forge Corporation, Cedar Investments, Inc. and two U.S. affiliates of Seton Healthcare Group plc., a U.K. based public company.

  General Information About Board of Directors

     The Board of Directors held nine meetings during 1996, of which five were telephonic, and took action by unanimous written consent in lieu of a formal meeting on five occasions. Each director attended in person or by telephonic conference each Board meeting held during 1996 while such person was a member of the Board.

     The Board of Directors has an Audit Committee and a Compensation and Benefits Committee.

     The Audit Committee, composed of Messrs. Defieux, Hinds and Rosener, met once during 1996. Its principal functions include making recommendations to the Board regarding the annual selection of independent public accountants and review of the recommendations of the independent public accountants as a result of their audit of the Company.

     The Compensation and Benefits Committee, composed of Messrs. Evatt, Defieux, Hinds and Rosener with respect to its compensation function; Messrs. Defieux and Hinds with respect to grants of stock options to executive officers; and Messrs. Defieux, Evatt, Hinds and Rosener with respect to grants to any other persons; met one time during 1996. Its principal functions are to exercise the power of the Board in approving compensation and benefits objectives, practices and policies for all employees, setting compensation for the officers of the Company and making determinations with respect to the granting of stock options under the Company's 1992 Stock Option Plan, including the relevant terms thereof.

     Employee directors are not compensated for their services as members of the Board. Compensation of outside directors is determined by action of the Compensation and Benefits Committee or the whole Board after receiving the recommendations of the Chief Executive Officer. Currently, non-employee directors are paid $1,250 per meeting attended. Each non-employee director has been granted an option to purchase 10,000 shares of Common Stock on the later to occur of October 1, 1993 and the date that such director is first elected to the Board. In addition, each non-employee director is entitled to receive an annual grant of a stock option under the Company's 1992 Stock Option Plan to purchase 2,500 shares of Common Stock, such option to be granted, priced and fully vested on the date that is the anniversary of the commencement of such director's service.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to its officers for the years ended December 31, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION(1)                LONG-TERM COMPENSATION
                                                      -------------------------------------------  ----------------------------
                                                                                OTHER ANNUAL                      ALL OTHER
NAME AND                                               SALARY      BONUS       COMPENSATION(1)     OPTIONS/    COMPENSATION(2)
PRINCIPAL POSITION                           YEAR        ($)        ($)              ($)           SARS (#)          ($)
------------------                           ----     --------   ---------    ----------------    ---------    ---------------
R. Nim Evatt.............................    1996     194,500         --               --           25,000          2,375
Chief Executive                              1995     180,153         --               --           55,000          2,310
Officer; President                           1994     164,988         --               --               --          2,310

Daniel G. Clare..........................    1996     131,176         --               --           15,000          1,767
Chief Financial Officer;                     1995      90,600         --               --           25,000            486
Vice President

------------------
(1) Would include perquisites and other personal benefits paid for by the Company, such as automobile payments, long-term disability and life insurance premiums and relocation expenses. The value of such personal benefits for each of the named executive officers was less than the minimum required to be reported, the lesser of $50,000 or 10% of annual salary and bonus.

(2) Represents allocations to accounts of executive officers under the Company's Retirement Savings Plan, which is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Employees of the Company who have completed at least one-half year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis in accordance with certain limitations set forth in the 401(k) Plan or defined in the Code. The Company matches 25% of each employee's pre-tax contributions, up to a maximum matching contribution of 1.5% of such participant's annual compensation. The pre-tax contributions by participants and the earnings thereon are at all times fully vested. The Company's contribution vests to the employee at a rate of 50% for each year of service with the Company. A participant's vested benefit under the 401(k) Plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2.

     The following table presents information concerning stock options granted to the named executive officers in 1996:

                           OPTION/SAR GRANTS IN 1996


                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                                APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                             OPTION TERM
--------------------------------------------------------------------------------------------  ---------------------
                                  NUMBER OF        % OF TOTAL
                                 SECURITIES       OPTIONS/SARS
                                 UNDERLYING        GRANTED TO       EXERCISE OR
                                OPTIONS/SARS   EMPLOYEES IN FISCAL  BASE PRICE   EXPIRATION
NAME                             GRANTED (#)          YEAR            ($/SH)        DATE       5% ($)     10% ($)
----                            -------------  -------------------  -----------  -----------   -------    --------
R. Nim Evatt..................    25,000(1)            11.9%         $   4.875     2/01/06     $76,775    $193,775
Daniel G. Clare...............    10,000(2)             4.8%         $   3.250     9/25/06     $20,475    $ 51,680
                                   5,000(1)             2.4%         $   4.875     2/01/06     $15,355    $ 38,755

------------------
(1) Options under this grant vest on the earlier of five years from the date of grant, or annually over four years in increments of 25% of total shares granted if the stock price of the Company has reached $9.75 by February, 1997; $9.75 by February, 1998; $13.75 by February, 1999; and $19.25 by
    February, 2000. If the stock price does not reach $9.75 by February, 1997, but does reach $9.75 by February, 1998, 50% of the grant would vest immediately. These options expire February, 2007.

(2) Options under this grant vest over four years on the annual anniversary of the option grant date in increments of 25% of total shares granted. These options expire September, 2007.

     The following table presents information concerning the exercise of stock options by any of the named executive officers during 1996 and stock option values for unexercised stock options held by each of the named executive officers as of the end of 1996:

                      AGGREGATED OPTION EXERCISES IN 1996
                           AND YEAR END OPTION VALUES

                                                                        NUMBER OF             VALUE OF UNEXERCISED
                                      NUMBER OF                    UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS/
                                       SHARES                          AT YEAR END              SARS AT YEAR END
                                     ACQUIRED ON      VALUE     --------------------------  --------------------------
NAME                                  EXERCISE     REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                                ------------   -----------  -----------  -------------  -----------  -------------
R. Nim Evatt......................           --            --      248,500        46,500     $269,500       $    0
Daniel G. Clare...................           --            --        6,250        33,750     $      0       $    0

------------------
(1) Represents the product of the number of shares acquired on exercise, multiplied by the difference between (i) the per share fair market value of the Common Stock on the date of exercise and (ii) the exercise price per share.

  Employment Agreements

     The Company has an employment agreement with Mr. Evatt dated April 1, 1991. Mr. Evatt is employed at will under his agreement and, if terminated without cause, is entitled to one-half of his then current base salary for a period of two years from the time notice is given, reduced by any period during which the agreement's noncompetition provision, which runs for two years after employment terminates, is violated. The Company entered into an employment agreement with Mr. Leon, dated December 28, 1995, which provides for, in effect, a phased-in retirement for the former executive officer with a gradual reduction of time commitments and responsibilities, as well as compensation, over the term of the agreement. Mr. Leon's agreement has a three year term from January 1, 1996 through December 31, 1998 and includes covenants not to compete during the term.

      COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board of Directors (the "Committee") is charged with reviewing and approving the Company's compensation objectives, practices and policies for all employees, setting the specific compensation for the Chief Executive Officer and other executive officers of the Company and making determinations with respect to the granting of stock options under the Company's 1992 Stock Option Plan, including the relevant terms thereof. The current members of the Committee are Messrs. Evatt, Defieux, Hinds and Rosener, except with respect to the grant of stock options to executive officers, in which case the members are Messrs. Defieux and Hinds alone. Mr. Evatt is the Company's President, Chief Executive Officer and Chairman of the Board, and Messrs. Defieux, Hinds and Rosener are non-employee directors of the Company.

     For the fiscal year ended December 31, 1996, the Committee continued to implement compensation policies, plans and programs that were developed during 1995 which align the financial interests of the Company's senior management, in their management capacities, with those of its shareholders. The Committee believes that (1) executive compensation should be meaningfully related to the performance of the Company and the value created for shareholders; (2) compensation programs should support both short and long-term goals and objectives of the Company; (3) compensation programs should reward individuals for outstanding contributions to the Company's success; and (4) short and long-term compensation policies play a significant role in attracting and retaining well qualified executives.

     In setting annual compensation for executive officers, the Committee reviews a number of criteria relating to the performance of the Company generally and of each executive officer specifically (other than the Chief Executive Officer) during the prior fiscal year and evaluates its expectation as to each such individual's future contributions to the Company. With respect to the Chief Executive Officer, such review is conducted by the three non-employee directors of the Company who serve on the Committee.

     The salaries of the executive officers for 1996 were based on an evaluation of individual job performance and the performance of the Company as a whole. In making its decision on salary levels, the Committee did not use any predetermined formula or assign any particular weight to any individual criteria. The Committee also has discretion to pay bonus compensation, although there is no formalized incentive payment plan or program and no annual bonuses were paid to executive officers for 1996.

     The Committee believes that it is essential for executives, as well as other employees, of the Company, to own significant amounts of Common Stock, through the granting of stock options which generally vest over a four year period, thereby better aligning the long-term interest of executives with that of the Company's shareholders. The Compensation and Benefits Committee believes that stock options provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation and enhancing their performance in attaining long-term Company objectives. In January of 1996, the Committee modified the typical vesting provision of the Company's standard form of employee stock option agreement to include target price levels that the Company's Common Stock would have to reach for each year of a stock option's vesting period for such option to become exercisable immediately with respect to that portion of the option which vested over the year; otherwise, the options would not vest for five years. The Committee believes that such modification will further align the long-term interest of the Company's executives and other employees to that of the Company's shareholders. The

Company also uses initial option grants to induce qualified senior management candidates to accept offers of employment.

     Beginning in 1994, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation in excess of $1 million paid to the Company's Chief Executive Officer and to any of the other four highest-paid executive officers unless such compensation qualifies as "performance-based," as defined in Section 162(m) and the regulations thereunder. The Company is assessing, and generally will seek to implement steps to eliminate or minimize, the impact of this provision on its compensation plans and policies and to assure future deductibility of senior executive compensation, to the extent that so qualifying does not compromise the Committee's flexibility in designing effective, competitive compensation plans and is not inconsistent with the Company's fundamental compensation policies. The effect of Section 162(m) did not limit the deductibility of any compensation paid to any of the "covered employees" of the Company between 1994 to 1996.

                                 R. Nim Evatt
                                 Richard J. Defieux
                                 John A. Hinds
                                 James D. Rosener

     The above Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act and shall not otherwise be deemed filed under such Acts.

                 COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Compensation and Benefits Committee of the Board of Directors currently consists of R. Nim Evatt, Richard J. Defieux, John A. Hinds and James D. Rosener. Mr. Evatt is the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Defieux is an affiliate of one of the two venture capital funds that together were controlling shareholders of the Company prior to its initial public offering, each of which had a right to designate one board member at such time, which right terminated upon the closing of the initial public offering. See also "Certain Transactions."

                         STOCK PRICE PERFORMANCE GRAPH


     The graph below compares cumulative total return (assuming $100 invested at the opening of the market on March 31, 1993, the date that the Company's Common Stock began trading on the Nasdaq National Market, and the reinvestment of dividends paid during the period) of the Common Stock with the Nasdaq Stock Market -- U.S. Companies Index and the Nasdaq Stock Market-Laboratory Apparatus and Analytical, Optical, Measuring and Controlling Instruments Index (SIC Code
382). The Company does not make nor endorse any predictions as to future stock performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS



                                   [GRAPHIC]

In the printed version of the document, a line graph appears which depicts the following plot points:


                Liberty                 Nasdaq              NASDAQ
            Technologies, Inc.       Stock Market        Stocks {Peer)
            ------------------       ------------        -------------

03/31/93          100.00                 100.              100.
12/30/93          101.37                 111.819           105.335
12/30/94           41.096                110.142           119.105
12/29/95           54.795                155.763           174.02
12/30/96           34.247                191.106           241.261



     The graph set forth above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

     James D. Rosener, a director of the Company who has been nominated for reelection to the Board, is a partner of the law firm of Pepper, Hamilton & Scheetz LLP which is general counsel to and provides various legal services for the Company.

                                    AUDITORS
                                (PROPOSAL NO. 2)

     Arthur Andersen LLP have been the Company's auditors since 1992. Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to be the independent auditors of the Company for the year ending December 31, 1997. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to questions and, if they desire, to make a statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

                           PROPOSALS OF SHAREHOLDERS

     Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 1998 Annual Meeting of Shareholders must be submitted by a shareholder to the Company's Secretary prior to December 29, 1997 in a form that complies with applicable regulations.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance thereof files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or obtained by mail from the Public Reference Section of the Commission, at prescribed rates.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                                         By Order of the Board of Directors


                                                    [SIG GRAPH]


                                                 JAMES D. ROSENER
                                                    Secretary

PROXY                      LIBERTY TECHNOLOGIES, INC.                      PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all previous proxies, hereby appoints R. Nim Evatt and Daniel G. Clare, or any of them acting individually, as the proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Company to be held at 10:30 A.M., Eastern Daylight time, June 10, 1997 at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, and at any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS:


/ / FOR all nominees listed below     / / WITHHOLD AUTHORITY
                                          to vote for all nominees listed below


Nominees: For a one-year term expiring at the next Annual Meeting of
          Shareholders: R. Nim Evatt, Robert L. Leon, Richard J. Defieux, John
          A. Hinds and James D. Rosener.

(Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997:


  / / FOR                     / / AGAINST                        / / ABSTAIN

  (Please date and sign your Proxy on the reverse side and return it promptly)

    This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" the election of all nominees for director listed on the reverse side hereof and "FOR" ratification of appointment of Arthur Andersen LLP as the Company's independent public accountants. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

    The undersigned hereby acknowledges receipt of the notice of Annual Meeting and Proxy Statement.

                                                Date: ____________________, 1997

                                                --------------------------------
                                                    Signature of Shareholder

                                                --------------------------------
                                                    Signature of Shareholder

                                                NOTE: PLEASE SIGN THIS PROXY
                                                EXACTLY AS NAME(S) APPEAR ON
                                                YOUR STOCK CERTIFICATE. WHEN
                                                SIGNING AS ATTORNEY-IN-FACT,
                                                EXECUTOR, ADMINISTRATOR, TRUSTEE
                                                OR GUARDIAN, PLEASE ADD YOUR
                                                TITLE AS SUCH, AND IF SIGNER IS
                                                A CORPORATION, PLEASE SIGN WITH
                                                FULL CORPORATE NAME BY A DULY
                                                AUTHORIZED OFFICER OR OFFICERS
                                                AND AFFIX THE CORPORATE SEAL.
                                                WHERE STOCK IS ISSUED IN THE
                                                NAME OF TWO (2) OR MORE PERSONS,
                                                ALL SUCH PERSONS SHOULD SIGN.